Exhibit 5-1

Opinion of Akin, Gump, Straus, Hauer & Feld, L.L.P.

                                February 26, 2001

Siga Technologies, Inc.
420 Lexington Avenue, Suite 620
New York, New York 10170

Re: Siga Technologies, Inc. Form S-8

Ladies and Gentlemen:

      We have acted as counsel to Siga Technologies, Inc., a Delaware corporation (the "Company"), in connection with the registration, pursuant to a registration statement on Form S-8 (the "Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), of up to 1,707,502 shares (the "Shares") of common stock, $.0001 par value ("Common Stock"), of the Company proposed to be issued pursuant to the Company's 1996 Amended and Restated Incentive and Non-Qualified Stock Option Plan (the "Plan").

      We have examined originals or certified copies of such corporate records of the Company and other certificates and documents of officials of the Company, public officials and others as we have deemed appropriate for purposes of this letter. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all copies submitted to us as conformed and certified or reproduced copies.

      Based upon the foregoing and subject to the assumptions, exceptions, qualifications and limitations set forth hereinafter, we are of the opinion that the Shares of Common Stock issuable by the Company pursuant to the Plan are duly authorized shares of Common Stock, and, when

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issued in accordance with the provisions of the Plan, will be validly issued, fully paid, and non-assessable.

      The opinions and other matters in this letter are qualified in their entirety and subject to the following:

A. We express no opinion as to the laws of any jurisdiction other than any published constitutions, treaties, laws, rules or regulations or judicial or administrative decisions ("Laws") of the Laws of the General Corporation Law of the State of Delaware.

B. This law firm is a registered limited liability partnership organized under the laws of the State of Texas.

      We hereby consent to the filing of this opinion as an exhibit to the above referenced Registration Statement on Form S-8. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act and the rules and regulations thereunder. We also consent to your filing copies of this opinion as as exhibit to the Registration Statement.

                                       Very truly yours,


                                       Akin, Gump, Strauss, Hauer & Feld, L.L.P.